Exhibit 99.1

Contact:	Justin Cressall
Treasurer
(441) 298-0753
PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
SECOND QUARTER 2005 FINANCIAL RESULTS
HAMILTON, BERMUDA, JULY 28, 2005 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported results for the quarter ended June 30, 2005. Highlights for the second quarter of 2005 are as follows:
•	Net income was $68.0 million.

•	Basic and diluted net income per common share was $1.57 and $1.39, respectively.

•	Net premiums written were $423.0 million and net premiums earned were $431.5 million.

•	GAAP combined ratio was 84.2%.

•	Net investment income, including interest on funds held, was $28.9 million.
Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended June 30, 2005 were $135.0 million, $188.9 million and $99.1 million, respectively, representing 31.9%, 44.7% and 23.4%, respectively, of the total net premiums written. Combined ratios for these segments were 68.6%, 92.8% and 89.4%, respectively.
As of June 30, 2005 total assets were $4.20 billion. Total assets increased $777.2 million (or 22.7%) from $3.42 billion as of December 31, 2004. Cash and fixed maturity investments were $3.14 billion as of June 30, 2005. Cash and fixed maturity investments increased $681.4 million (or 27.7%) from $2.46 billion as of December 31, 2004, due primarily to strong cash flow from operations and the receipt of the net proceeds from the offering of $250 million aggregate principal amount of Series A 7.50% Notes due 2017.
As of June 30, 2005 shareholders’ equity was $1.27 billion and book value per share was $29.32. Shareholders’ equity increased $139.7 million (or $3.02 per share) from $1.13 billion (or $26.30 per share) as of December 31, 2004.
Steven H. Newman, Chairman of the Board, commented: “We had a very successful second quarter with excellent financial results and other important accomplishments. The completion of our $250 million debt offering and the affirmation of our A.M. Best rating of A (Excellent) provide us with a solid platform for the future.”
Gregory Morrison, Chief Executive Officer, commented: “Our second quarter results were excellent with strong net income and solid growth in book value. Business growth has been good and the reinsurance markets generally remain attractive.”

The results for the quarter ended June 30, 2005, compared to the quarter ended June 30, 2004, are as follows:
•	Net income increased $18.2 million (or 36.5%).

•	Basic and diluted net income per common share increased $0.42 (or 36.5%) and $0.38 (or 37.6%), respectively.

•	Net premiums written increased $92.4 million (or 28.0%). Net premiums earned rose by $120.6 million (or 38.8%).

•	GAAP combined ratio decreased by 1.7 percentage points.

•	Net investment income, including interest on funds held, increased $9.5 million (or 49.2%).
Compared to the quarter ended June 30, 2004, net premiums written increased by $33.1 million (or 32.5%) for Platinum’s Property and Marine segment and $76.1 million (or 67.5%) for the Casualty segment. Net premiums written decreased by $16.8 million (or 14.5%) for the Finite Risk segment.
Highlights for the six months ended June 30, 2005 are as follows:
•	Net income was $141.1 million.

•	Basic and diluted net income per common share was $3.26 and $2.88, respectively.

•	Net premiums written were $916.8 million and net premiums earned were $842.5 million.

•	GAAP combined ratio was 84.4%.

•	Net investment income, including interest on funds held, was $55.8 million.
Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the six months ended June 30, 2005 were $320.0 million, $404.6 million and $192.2 million, respectively, representing 34.9%, 44.1% and 21.0%, respectively, of the total net premiums written. Combined ratios for these segments were 69.2%, 92.6% and 89.0%, respectively.
The results for the six months ended June 30, 2005, compared to the six months ended June 30, 2004, are as follows:
•	Net income increased $36.5 million (or 34.9%).

•	Basic and diluted net income per common share increased $0.84 (or 34.7%) and $0.76 (or 35.8%), respectively.

•	Net premiums written increased $106.1 million (or 13.1%). Net premiums earned rose by $210.6 million (or 33.3%).

•	GAAP combined ratio decreased by 0.1 percentage points.

•	Net investment income, including interest on funds held, increased $18.9 million (or 51.4%).
Compared to the six months ended June 30, 2004, net premiums written increased by $46.9 million (or 17.2%) for Platinum’s Property and Marine segment and $67.8 million (or 20.1%) for the Casualty segment. Net premiums written decreased by $8.6 million (or 4.3%) for the Finite Risk segment.
2005 Guidance
Based on the results for the six months ended June 30, 2005, Platinum currently estimates that, in the absence of any unusual catastrophe activity, its net premiums written and net premiums earned for 2005 will be approximately $1.6 billion and its GAAP combined ratio will be approximately 90% for the year. Platinum expects its combined portfolio of cash and fixed maturity investments to be approximately $3.5 billion at year-end 2005, including the proceeds from the forward purchase contracts forming a part of the Equity Security Units. On this basis, Platinum now projects that earnings for 2005 will exceed $4.25 per diluted common share based on an estimate of 47 million weighted average diluted common shares outstanding.
Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement). The financial supplement provides additional detail regarding the financial performance of Platinum and its business segments.
Teleconference
Platinum will host a teleconference to discuss its financial results on Friday, July 29, 2005 at 8:00 am Eastern Time. The call can be accessed by dialing 877-502-9276 (US callers) or 913-981-5591 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com. Those who intend to access the teleconference should register at least ten minutes in advance to ensure access to the call.
The teleconference will be recorded and a replay will be available from 11:00 am Eastern Time on Friday, July 29, 2005 until midnight Eastern Time on Friday, August 5, 2005. To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 4202335. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time .
Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain non-GAAP financial measures including segment underwriting income (or loss) and related underwriting ratios. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). A reconciliation of such measures to the most comparable GAAP figures (income before income tax expense) in accordance with Regulation G is presented in the attached segment financial information.
About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.
Safe Harbor Statement Regarding Forwarding-Looking Statements
Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.
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Platinum Underwriters Holdings, Ltd.
Consolidated Statements of Income and Comprehensive Income
For The Three and Six Months Ended June 30, 2005 and 2004 (Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Revenues
Net premiums earned	$431,470	$310,867	$842,510	$631,909
Net investment income	28,904	19,377	55,809	36,861
Net realized capital losses	(555)	(1,279)	(183)	(827)
Other income	588	605	232	1,116

Total revenues	460,407	329,570	898,368	669,059

Expenses
Losses and loss adjustment expenses	240,852	189,466	478,550	351,435
Acquisition expenses	103,928	62,694	197,177	151,615
Other underwriting expenses	18,545	15,045	35,152	30,850
Corporate expenses	4,935	4,217	8,336	7,186
Net foreign currency exchange losses	160	1,168	1,958	302
Interest expense	4,174	2,324	6,347	4,630

Total expenses	372,594	274,914	727,520	546,018

Income before income tax expense	87,813	54,656	170,848	123,041

Income tax expense	19,828	4,857	29,775	18,428

Net income	$67,985	$49,799	$141,073	$104,613

Basic
Weighted average shares outstanding	43,293	43,290	43,224	43,216
Basic earnings per share	$1.57	$1.15	$3.26	$2.42

Diluted
Weighted average shares outstanding	50,009	50,788	50,040	50,788
Diluted earnings per share	$1.39	$1.01	$2.88	$2.12

Comprehensive income (loss)
Net income	$67,985	$49,799	$141,073	$104,613
Other comprehensive income (loss), net of tax	33,005	(52,479)	(1,615)	(33,335)

Comprehensive income (loss)	$100,990	$(2,680)	$139,458	$71,278

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of June 30, 2005 and December 31, 2004
($ in thousands, except per share data)

	June 30, 2005	December 31, 2004
	(Unaudited)
Assets
Investments and cash and cash equivalents	$3,138,231	$2,456,868
Receivables	576,457	580,048
Accrued investment income	28,316	23,663
Reinsurance balances (prepaid and recoverable)	16,688	4,892
Deferred acquisition costs	144,844	136,038
Funds held	271,795	198,048
Other assets	22,905	22,438

Total assets	$4,199,236	$3,421,995

Liabilities
Unpaid losses and loss adjustment expenses	$1,559,092	$1,380,955
Unearned premiums	575,727	502,423
Debt obligations	387,500	137,500
Commissions payable	216,459	181,925
Other liabilities	187,730	86,189

Total liabilities	2,926,508	2,288,992

Total shareholders’ equity	1,272,728	1,133,003

Total liabilities and shareholders’ equity	$4,199,236	$3,421,995

Book value per share	$29.32	$26.30

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Three Months Ended June 30, 2005 and 2004 (Unaudited)
($ in thousands)

	Property
	and Marine	Casualty	Finite Risk	Total
Three Months Ended June 30, 2005

Segment underwrting results
Net premiums written	$134,953	188,890	99,116	$422,959
Net premiums earned	140,669	198,723	92,078	431,470

Losses and loss adjustment expenses	58,499	127,531	54,822	240,852
Acquisition expenses	29,695	47,963	26,270	103,928
Other underwriting expenses	8,240	8,972	1,333	18,545

Total underwriting expenses	96,434	184,466	82,425	363,325

Segment underwriting income	$44,235	14,257	9,653	68,145

Net investment income				28,904
Net realized capital losses				(555)
Net foreign currency exchange losses				(160)
Other income				588
Corporate expenses				(4,935)
Interest expense				(4,174)

Income before income tax expense				$87,813

GAAP underwriting ratios:
Loss and loss adjustment expense	41.6%	64.2%	59.5%	55.8%
Acquisition expense	21.1%	24.1%	28.5%	24.1%
Other underwriting expense	5.9%	4.5%	1.4%	4.3%

Combined	68.6%	92.8%	89.4%	84.2%

Three Months Ended June 30, 2004

Segment underwrting results
Net premiums written	$101,841	112,761	115,925	$330,527
Net premiums earned	99,928	132,230	78,709	310,867

Losses and loss adjustment expenses	40,974	93,391	55,101	189,466
Acquisition expenses	14,905	31,994	15,795	62,694
Other underwriting expenses	7,174	5,305	2,567	15,046

Total underwriting expenses	63,053	130,690	73,463	267,206

Segment underwriting income	$36,875	1,540	5,246	43,661

Net investment income				19,377
Net realized capital losses				(1,279)
Net foreign currency exchange losses				(1,168)
Other income				605
Corporate expenses				(4,216)
Interest expense				(2,324)

Income before income tax expense				$54,656

GAAP underwriting ratios:
Loss and loss adjustment expense	41.0%	70.6%	70.0%	60.9%
Acquisition expense	14.9%	24.2%	20.1%	20.2%
Other underwriting expense	7.2%	4.0%	3.3%	4.8%

Combined	63.1%	98.8%	93.4%	85.9%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Six Months Ended June 30, 2005 and 2004 (Unaudited)
($ in thousands)

	Property
	and Marine	Casualty	Finite Risk	Total
Six Months Ended June 30, 2005

Segment underwrting results

Net premiums written	$320,002	404,559	192,197	$916,758
Net premiums earned	268,866	383,491	190,153	842,510

Losses and loss adjustment expenses	118,539	245,969	114,042	478,550
Acquisition expenses	51,684	93,165	52,328	197,177
Other underwriting expenses	15,963	16,285	2,904	35,152

Total underwriting expenses	186,186	355,419	169,274	710,879

Segment underwriting income	$82,680	28,072	20,879	131,631

Net investment income				55,809
Net realized capital losses				(183)
Net foreign currency exchange losses				(1,958)
Other income				232
Corporate expenses				(8,336)
Interest expense				(6,347)

Income before income tax expense				$170,848

GAAP underwriting ratios:
Loss and loss adjustment expense	44.1%	64.1%	60.0%	56.8%
Acquisition expense	19.2%	24.3%	27.5%	23.4%
Other underwriting expense	5.9%	4.2%	1.5%	4.2%

Combined	69.2%	92.6%	89.0%	84.4%

Six Months Ended June 30, 2004

Segment underwrting results

Net premiums written	$273,135	336,726	200,772	$810,633
Net premiums earned	217,993	268,452	145,464	631,909

Losses and loss adjustment expenses	89,552	188,175	73,708	351,435
Acquisition expenses	36,657	66,830	48,128	151,615
Other underwriting expenses	15,324	10,362	5,164	30,850

Total underwriting expenses	141,533	265,367	127,000	533,900

Segment underwriting income	$76,460	3,085	18,464	98,009

Net investment income				36,861
Net realized capital losses				(827)
Net foreign currency exchange losses				(302)
Other income				1,116
Corporate expenses				(7,186)
Interest expense				(4,630)

Income before income tax expense				$123,041

GAAP underwriting ratios:
Loss and loss adjustment expense	41.1%	70.1%	50.7%	55.6%
Acquisition expense	16.8%	24.9%	33.1%	24.0%
Other underwriting expense	7.0%	3.9%	3.6%	4.9%

Combined	64.9%	98.9%	87.4%	84.5%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.